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                                                                Exhibit (8)(fff)

                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT
 BETWEEN EATON VANCE VARIABLE TRUST, EATON VANCE DISTRIBUTORS, INC. AND
                      ML LIFE INSURANCE COMPANY OF NEW YORK

      THIS AMENDMENT, effective as of May 1, 2007, by and among Eaton Vance Variable Trust, a Massachusetts business trust, (the "Trust"), Eaton Vance Distributors, Inc. (the "Underwriter"), a Massachusetts company and ML Life Insurance Company of New York, a New York life insurance company (the "Company");

                                   WITNESSETH:

      WHEREAS, the Trust, the Underwriter and the Company heretofore entered into a Participation Agreement dated March 1, 2005, (the "Agreement"), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

      WHEREAS, the Trust, the Underwriter, and the Company desire to amend Schedule A and Article XI. Notices, to the Agreement in accordance with the terms of the Agreement.

      NOW, THEREFORE, in consideration of the above premises, the Trust, the Underwriter and the Company hereby agree:

      1. Amendment.

            (a) Schedule A to the Agreement is amended in its entirety and is replaced by the Schedule A attached hereto;

            (b)   Article XI of the Agreement is hereby amended as follows:

            If to the Company: Barry G. Skolnick, Esquire
                               Senior Vice President & General Counsel
                               1700 Merrill Lynch Drive, 3rd Floor
                               Pennington, New Jersey 08534

2. Effectiveness. The Amendment to the Agreement shall be effective as of the date first above written.

3. Continuation. Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

                     (Signatures located on following page)

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      IN WITNESS WHEREOF, the Trust, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

EATON VANCE VARIABLE TRUST           ML LIFE INSURANCE COMPANY
                                     OF NEW YORK

By:                                  By:
   ----------------------               ------------------------
Name:                                Name: Kirsty Lieberman
      ----------------------
Title:                               Title:Vice President & Senior Counsel
      ----------------------
Date:                                Date:
      ----------------------               ------------------------

EATON VANCE DISTRIBUTORS, INC.

By:
   ----------------------
Name:
      ----------------------
Title:
      ----------------------
Date:
      ----------------------

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                                   Schedule A

FUNDS AVAILABLE UNDER THE CONTRACTS

Eaton Vance VT Floating Rate Income Fund
Eaton Vance VT Large Cap Value Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS
ML of New York Variable Annuity Separate Account A

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
Merrill Lynch Investor ChoiceSM Annuity
MLNY-VA-010

As of May 1, 2007